                                                               Exhibit 4(fff)
   REGISTERED                                                  REGISTERED

NO. MC-
                           MERRILL LYNCH & CO., INC.
                           MEDIUM-TERM NOTE, SERIES B
                                (MULTI-CURRENCY)


ORIGINAL ISSUE DATE:     INTEREST RATE:  MATURITY DATE:
                             %


SPECIFIED CURRENCY:      AUTHORIZED DENOMINATION:  REDEMPTION DATE:



INTEREST PAYMENT DATES:  OPTIONAL REPAYMENT DATE(S):  OTHER PROVISIONS:



CONVERSION INTO U.S. DOLLARS:  PRESUMPTION YES /  / PRESUMPTION NO /  / NO /  /


   MERRILL LYNCH & CO., INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to


                                                            , or registered
assigns,

the principal sum of

on the Maturity Date shown above (except to the extent redeemed or repaid prior to such Maturity Date), and to pay interest thereon, at the Interest Rate per annum shown above, until the principal hereof is paid or duly made available for payment. The Company will pay interest on each interest payment date shown above (each, an "Interest Payment Date"), commencing on the first Interest Payment Date next succeeding the Original Issue Date shown above, and on the Maturity Date shown above (or any date of redemption or Optional Repayment Date shown above, as the case may be); provided, however, that if the Original Issue Date shown above is after the Regular Record Date (as defined below) and on or before the immediately following Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date shown above. "Regular Record Date" means the fifteenth day (whether or not a Business Day) prior to the applicable Interest Payment Date. Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date shown above until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; provided, however, interest payable on the Maturity Date shown above (or date of redemption or Optional Repayment Date shown above) will be payable to the Person to whom the principal hereof shall be payable. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder as of the Regular Record Date pertaining to such Interest Payment Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of the Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

   As more fully provided on the reverse hereof, payment of the principal of, and premium, if any, and interest on, this Note is payable by the Company in the Specified Currency, subject to conversion into U.S. dollars on behalf of the Holder hereof to the extent provided on the reverse hereof. Upon presentation and surrender of this Note at maturity or upon earlier redemption or repayment at the office of the Trustee in the Borough of Manhattan, The City of New York, payment of the principal, premium, if any, and interest due at maturity (or upon earlier redemption or repayment) will be made in immediately available funds, or if such payment is to be made in the Specified Currency as provided on the reverse hereof, by wire transfer to an account maintained by the Holder of this
Note in the country of the Specified Currency shown above (the "Holder's overseas account"), as designated by the Holder of this Note by written notice to the Trustee at least sixteen days prior to maturity (or earlier redemption or repayment). As more fully provided on the reverse hereof, if payment of interest on this Note is to be made in U.S. dollars, payment may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or if such payment is to be made in the Specified Currency as provided on the reverse hereof, by wire transfer to the Holder's overseas account. Notwithstanding the above, in any case where wire transfer facilities for the making of any payment shall not be reasonably available to the Trustee, such payment shall be made by check or draft and mailed to the Holder hereof at its address appearing in the Security Register maintained by the Trustee. Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

   This Note is one of the series of Medium-Term Notes, Series B.

   Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank, N.A., the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

   IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                                           MERRILL LYNCH & CO., INC.

        CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred

By:
to in the within-mentioned Indenture.
      THE CHASE MANHATTAN BANK, N.A.,            Chairman of the Board
                  as Trustee

By:                                              Attest:


             Authorized Officer                  Secretary

                           MERRILL LYNCH & CO., INC.
                           MEDIUM-TERM NOTE, SERIES B
                                (MULTI-CURRENCY)

This Medium-Term Note, Series B  is     In order for the Holder of this Note
 one of a duly authorized issue of      (who, either by the terms of this
 Securities (hereinafter called the     Note or pursuant to an election of
 "Securities") of the Company,          the Holder hereof, shall have the
 issued, and to be issued, under an     right to receive wire transfer
 Indenture dated as of October 1,       payments) to receive payments of
 1993, as amended (herein called the    interest and principal in the
 "Indenture"), between the Company      Specified Currency by wire transfer,
 and The Chase Manhattan Bank, N.A.,    the Holder of this Note must
 Trustee (herein called the             designate an appropriate account with
 "Trustee", which term includes any     a bank located in the country of the
 successor trustee under the            Specified Currency shown on the face
 Indenture), to which Indenture and     hereof.  Such designation shall be
 all indentures supplemental thereto    made by filing the appropriate
 reference is hereby made for a         information with the Trustee at its
 statement of the respective rights     office in The City of New York on or
 thereunder of the Company, the         prior to the Regular Record Date or
 Trustee and the Holders of the         at least sixteen days prior to
 Securities, and the terms upon which   maturity or earlier redemption or
 the Securities are, and are to be,     repayment as the case may be.  The
 authenticated and delivered.  The      Trustee will, subject to applicable
 Medium-Term Notes, Series B (the       laws and regulations and until it
 "Notes") may bear different dates,     receives notice to the contrary, make
 mature at different times, bear        such payment and all succeeding
 interest at different fixed or         payments to the Holder of this Note
 variable rates and have such other     by wire transfer to the designated
 variable differing terms as are        account.  If, however, a payment
 provided for in the Indenture.         cannot be made by wire transfer
This Note will be redeemable at the     because the required information has
 option of the Company only if a        not been received by the Trustee on
 Redemption Date is specified on the    or before the requisite date, payment
 face hereof.  If a Redemption Date     will be made by check or draft mailed
 is so provided on the face of this     to the Holder of this Note at its
 Note, this Note may be redeemed by     registered address.
 the Company on any date on and after   If the Specified Currency shown on
 such Redemption Date.  On and after    the face hereof is not available for
 the Redemption Date, if any, this      the payment of principal, premium, if
 Note may be redeemed at any time in    any, or interest with respect to this
 whole or in part (provided that any    Note due to the imposition of
 remaining principal amount hereof      exchange controls or other
 shall be an Authorized Denomination    circumstances beyond the control of
 specified on the face hereof) at the   the Company, the Company will be
 option of the Company at a             entitled to satisfy its obligations
 redemption price equal to 100% of      to the Holder of this Note by making
 the principal amount to be redeemed,   such payment in U.S. dollars on the
 together with interest thereon         basis of the Market Exchange Rate (as
 payable to the date of redemption,     defined below) on the date of such
 on notice given not more than 60 nor   payment, or if such Market Exchange
 less than 30 days prior to the date    Rate is not then available, on the
 of redemption.  In the event of        basis of the most recently available
 redemption of this Note in part        Market Exchange Rate.  The "Market
 only, a new Note for the unredeemed    Exchange Rate" means the noon buying
 portion hereof shall be issued in      rate in The City of New York for
 the name of the Holder hereof upon     cable transfers in foreign currencies
 the surrender hereof.                  as certified for customs purposes by
This Note may be subject to repayment   the Federal reserve Bank of New York;
 at the option of the Holder prior to   provided, however, that, in the case
 its Maturity Date on any Holder's      of European Currency Units, the
 Optional Repayment Date(s), if any,    Market Exchange Rate shall be the
 indicated above.  If no Optional       rate of exchange determined by the
 Repayment Dates are set forth above,   Commission of the European
 this Note may not be so repaid at      Communities (or any successor
 the option of the Holder hereof        thereto) as published in the Official
 prior to the Maturity Date.  On any    Journal of the European Communities,
 Optional Repayment Date this Note      or any successor publication.
 shall be repayable in whole or in      Any payment of principal, premium, if
 part (provided that any remaining      any, or interest required to be made
 principal amount shall be an           on an Interest Payment Date or on the
 authorized denomination) at the        Maturity Date (or date of earlier
 option of the Holder hereof at a       redemption or repayment) which is not
 repayment price equal to 100% of the   a Business Day need not be made on
 principal amount to be repaid,         such day, but may be made on the next
 together with interest thereon         succeeding Business Day with the same
 payable to the date of repayment.      force and effect as if made on such
 For this Note to be repaid in whole    Interest Payment Date or Maturity
 or in part at the option of the        Date (or date of earlier redemption
 Holder hereof, this Note must be       or repayment).
 received, with the section below       If an Event of Default (as defined in
 entitled "Option to Elect Repayment"   the Indenture) with respect to the
 duly completed, by the Trustee at      Notes shall occur and be continuing,
 its office at 4 Chase MetroTech        the principal of all the Notes may be
 Center, Brooklyn, New York 11245,      declared due and payable in the
 Attention: Corporate Trust             manner and with the effect provided
 Administration, or such address        in the Indenture.
 which the Company shall from time to   The Indenture permits, with certain
 time notify the Holder hereof          exceptions as therein provided, the
 ("Corporate Trust Office"), not more   amendment thereof and the
 than 60 nor less than 30 days prior    modification of the rights and
 to an Optional Repayment Date.  This   obligations of the Company and the
 Note must be received by the Trustee   rights of the Holders of the
 by 5:00 P.M., New York City time, on   Securities of each series to be
 the last day for giving such notice.   affected under the Indenture at any
 Exercise of such repayment option by   time by the Company and the Trustee
 the Holder hereof shall be             with the consent of the Holders of 66
 irrevocable.  In the event of          2/3% in aggregate principal amount of
 payment of this Note in part only, a   the Securities at the time
 new Note for the unpaid portion        Outstanding, as defined in the
 hereof shall be issued in the name     Indenture, of each series affected
 of the Holder hereof upon the          thereby.  The Indenture also contains
 surrender hereof.                      provisions permitting the Holders of
The principal of, and premium, if       specified percentages in aggregate
 any, and interest on, this Note are    principal amount of the  Securities
 payable by the Company in the          of each series at the time
 Specified Currency shown on the face   Outstanding, on behalf of the Holders
 hereof.                                of all the Securities of each series,
If the box marked "Presumption Yes"     to waive compliance by the Company
 following the term "Conversion into    with certain provisions of the
 U.S. Dollars" on the face hereof has   Indenture and certain past defaults
 been checked, Merrill Lynch            under the Indenture and their
 International Bank as Exchange Rate    consequences.  Any such consent or
 Agent (the "Exchange Rate Agent")      waiver by the Holder of this Note
 will convert all payments of           shall be conclusive and binding upon
 principal of, and premium, if any,     such Holder and upon all future
 and interest on, this Note to U.S.     Holders of this Note and of any Note
 dollars, unless the Holder of this     issued upon the registration of
 Note elects to receive such payments   transfer hereof or in exchange
 in the Specified Currency as           herefor or in lieu hereof whether or
 described below.  If the box marked    not notation of such consent or
 "Presumption No" following the term    waiver is made upon this Note.
 "Conversion into U.S. Dollars" on      No reference herein to the Indenture
 the face hereof has been checked,      and no provision of this Note or of
 the Holder of this Note will receive   the Indenture shall alter or impair
 all payments of, and premium, if       the obligation of the Company, which
 any, and interest on, this Note in     is absolute and unconditional, to pay
 the Specified Currency unless the      the principal of and interest on this
 Holder of this Note elects to          Note at the time, place and rate, and
 receive such payments in U.S.          in the coin or currency, herein
 dollars as described below.  Any       prescribed.
 U.S. dollar amount to be received by   As provided in the Indenture and
 the Holder of this Note will be        subject to certain limitations set
 based on the highest bid quotation     forth therein and on the face hereof,
 in The City of New York received by    the transfer of this Note may be
 the Exchange Rate Agent at             registered on the Security Register
 approximately 11:00 a.m., New York     of the Company, upon surrender of
 City time, on the second Business      this Note for registration of
 Day preceding the applicable payment   transfer at the office or agency of
 date from three recognized foreign     the Company in the Borough of
 exchange dealers (one of which may     Manhattan, The City of New York, duly
 be the Exchange Rate Agent) for the    endorsed by, or accompanied by a
 purchase by the quoting dealer of      written instrument of transfer in
 the Specified Currency shown on the    form satisfactory to the Company duly
 face hereof for U.S. dollars for       executed by, the Holder hereof or by
 settlement on such payment date in     his attorney duly authorized in
 the aggregate amount of such           writing, and thereupon one or more
 Specified Currency payable to all      new Notes of authorized denominations
 Holders scheduled to receive U.S.      and for the same aggregate principal
 dollar payments on such date and at    amount, will be issued to the
 which the applicable dealer commits    designated transferee or transferees.
 to execute a contract.  If such bid    The Notes are issuable only in
 quotations are not available,          registered form without coupons in
 payments will be made in the           the Authorized Denomination shown on
 Specified Currency.  All currency      the face hereof.  As provided in the
 exchange costs will be borne by the    Indenture and subject to certain
 Holder of this Note by deductions      limitations therein set forth, the
 from such payments.  "Business Day"    Notes are exchangeable for a like
 means any day which is not a           aggregate principal amount of Notes,
 Saturday or Sunday and which is not    as requested by the Holder
 a day on which banking institutions    surrendering the same.
 are authorized or required by law or   No service charge shall be made for
 regulation to close in The City of     any such registration of transfer or
 New York and the capital city of the   exchange, but the Company may require
 country of the Specified Currency      payment of a sum sufficient to cover
 or, with respect to Multi-Currency     any tax or other governmental charge
 MTNs denominated in European           payable in connection therewith.
 Currency Units, Brussels.              Prior to due presentment of this Note
If either the box marked "Presumption   for registration of transfer, the
 Yes" or the box marked "Presumption    Company, the Trustee and any agent of
 No" is marked on the face hereof,      the Company or the Trustee may treat
 the Holder hereof may subsequent to    the Person in whose name this Note is
 the issuance hereof request that       registered as the owner hereof for
 future payments of principal hereof,   all purposes, whether or not this
 and premium, if any, and interest      Note be overdue, and neither the
 hereon, be converted, or not be        Company, the Trustee nor any such
 converted, as the case may be, to      agent shall be affected by notice to
 U.S. dollars by transmitting a         the contrary.
 written request for such payments to   The Indenture and the Notes shall be
 the Trustee at its office in The       governed by and construed in
 City of New                            accordance with the laws of the State
York on or prior to the Regular         of New York.
 Record Date or at least sixteen days   All terms used in this Note which are
 prior to maturity or earlier           defined in the Indenture shall have
 redemption or repayment, as the case   the meanings assigned to them in the
 may be.  Such request shall include    Indenture.
 appropriate payment instructions and   Reference in this Note to "U.S.
 shall be in writing (mailed or and     dollars" is to the currency of the
 delivered) or by cable, telex or       United States of America.  Reference
 facsimile transmission.  The Holder    in this Note to the "Specified
 of this Note may elect to receive      Currency" is to the Specified
 all future payments of principal,      Currency shown on the face hereof.
 premium, if any, and interest in
 either the Specified Currency shown
 on the face hereof or in U.S.
 dollars, as specified in the written
 request, and need not file a
 separate election for each payment.
 Such election will remain in effect
 until revoked by written notice to
 the Trustee, but written notice of
 any such revocation must be received
 by the Trustee on or prior to the
 Regular Record Date or at least
 sixteen days prior to the maturity
 or earlier redemption or repayment,
 as the case may be.
If the box marked "No" following the
 term "Conversion into U.S. Dollars"
 on the face hereof has been checked,
 the Holder hereof will  receive all
 payments of principal of and
 premium, if any, and interest on,
 this Note only in the Specified
 Currency subject to the provisions
 set forth in the second succeeding
 paragraph below, and the Holder
 hereof may not subsequent to the
 issuance hereof request that future
 payments of principal hereof, and
 premium, if any, and interest
 hereon, be converted to U.S. dollars.






                              ____________________
                           OPTION TO ELECT REPAYMENT

  The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date shown on the face hereof, to the undersigned, at

                   ----------------------------------------------
        (Please print or typewrite name and address of the undersigned)

  If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which, when subtracted from the principal amount of this Note, shall equal an Authorized Denomination) which the Holder elects to
have repaid:                                                ; and specify the
denomination or denominations of the Notes (which shall be Authorized Denominations) to be Issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

Dated: __________________________________       __________________________

                       Notice: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

                          ___________________________
                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common        UNIF GIFT MIN ACT _______Custodian______
TEN ENT - as tenants by entireties                (Cust)               (Minor)
JT TEN -  as joint tenants with right             under Uniform Gifts to Minors
      of survivorship and not as                  Act______________
      tenants in common                               (State)



    Additional abbreviations may also be used though not in the above list.
                          ___________________________


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

 PLEASE INSERT SOCIAL SECURITY OF OTHER
  IDENTIFYING NUMBER OF ASSIGNEE





________________________________________________________________________________
________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee
________________________________________________________________________________
________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ------------------  Attorney

________________________________________________________________________________
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: _____________________________    _____________________________________


                                 ____________________________________________
                                 NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alternation or enlargement, or any change whatever.